UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2011

MAGYAR BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51726	20-4154978
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 342-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders of Magyar Bancorp, Inc. (the “Company”) was held on March 16, 2011 (the “Annual Meeting”).  The matters considered and voted on by the Company’s shareholders at the Annual Meeting and the vote of the shareholders was as follows:

Matter 1. The election of Joseph J. Lukacs, Jr., D.M.D., Salvatore J. Romano, Ph. D. and Edward C. Stokes, III to serve as directors for three-year terms and until their successors are elected and qualified, and the election of John S. Fitzgerald to serve as director for a two-year term and until his successor is elected and qualified.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Joseph J. Lukacs, Jr., D.M.D.	4,066,889	554,010	686,813
Salvatore J. Romano, Ph. D.	4,484,590	136,309	686,813
Edward C. Stokes, III	4,467,298	153,601	686,813
John S. Fitzgerald	4,480,781	140,118	686,813

Matter 2.  The ratification of the appointment of Parente Beard LLC as the Company’s independent public accounting firm for the fiscal year ending September 30, 2011.

Shares Voted For	Shares Voted Against	Abstentions
5,246,817	37,542	23,353

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: March 21, 2011	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer